STATE OF NORTH CAROLINA

COUNTY OF GUILFORD                           EXECUTIVE RETIREMENT BENEFIT
                                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT entered into as of this        day of December,
1993, by and between OAKWOOD HOMES CORPORATION, a North Carolina corporation with its principal executive offices in Greensboro, North Carolina (the "Company"), and ________________, residing at ______________________________________________________ ("Execu-
tive");

                      W I T N E S S E T H:

     WHEREAS, Executive is an employee with the Company or a wholly owned subsidiary thereof, currently serving as ____________________ of ________________________________ the __________________ of the
Company; and

     WHEREAS, Executive has contributed materially to the success-ful operation of the Company's business and has rendered valuable services to the Company; and

     WHEREAS, Executive possesses a thorough knowledge of the business in which the Company is engaged and has extensive knowledge of the Company, its operating methods, manufacturing and sales processes, personnel and products; and

     WHEREAS, it is important to the continued success of the Company that the Company continue to have the benefit of Executive's advice, counsel and services; and

     WHEREAS, the Company and Executive mutually desire to enter into this Agreement;

     NOW THEREFORE, the Company and Executive, in consideration of the mutual covenants and agreements hereinafter set forth and other valuable considerations, do hereby agree as follows:

     1.  Definitions.

     As used in this Agreement, the following terms have the following meanings:

     (a) Retirement means the termination of Executive's employ-ment with the Company, its subsidiaries and any parent (1) at any time after the last day of the calendar month immediately preceding the calendar month in which Executive attains the age of 65 years, or (2) at Executive's option, the last day of the calendar month immediately preceding the calendar month in which Executive elects to make such termination effective, provided that Executive has attained the age of 60 years (or such earlier age, beginning at age 50, as is expressly approved by the Board of Directors) at the effective date of termination and has given the Company 180 days written notice of such election.

     (b) Change of Control shall be deemed to have occurred in the event that any person, corporation or other entity and its affiliates acquires or contracts to acquire or otherwise controls in excess of 50% of the then outstanding equity securities of the Company without the express approval of the Board of Directors in office prior to such action.

     (c) Payment Period means the time beginning on the first day of the calendar month in which Executive or his beneficiary(ies) first receives, or should receive, a benefit payment under this Agreement and ending on the last day of the calendar month immediately preceding the fifteenth (15th) anniversary of the receipt of said initial payment.

     (d)  Cause means:

          (i) A material and willful breach of any of Executive's obligations under this Agreement or of Executive's fiduciary duties to the Company or its sharehold-ers; or

         (ii) In connection with the discharge of Executive's duties with the Company, one or more material acts of fraud or dishonesty or gross abuse of authority; or

        (iii) Executive's commission of any willful act involving moral turpitude that materially and adversely affects the name and good will of the Company or the Company's relationship with its employees, customers or suppliers; or

         (iv) Executive's habitual and intemperate use of alcohol or drugs to the extent that the same materially interferes with Executive's ability to competently, diligently and substantially perform the duties of his employment.

     (e) Board of Directors means the Board of Directors of the Company.

     2.  Employment.

     Until his Retirement or termination as described herein, Executive will devote his best efforts and substantially all of his time during customary business hours to the performance of his current duties (or the duties of such other executive position to which he shall be elected or appointed by the Board of Directors), except reasonable vacation periods and periods of illness or other


                             2


incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable time to serving as a director or member of a committee of one or more organizations (business, charitable, civic, religious or otherwise), involving no conflict with the interest of the Company.

     3.  Benefit Payments.

     (a) Retirement Benefit Payments. Subject to the provisions of Section 4 hereof, following Executive's Retirement, the Company agrees to pay Executive Retirement Benefits in the amount and in accordance with the payment schedule set out in Schedule A attached hereto, said payments to commence on the last day of the calendar month following Executive's Retirement and to end with the expiration of the Payment Period. Retirement Benefits shall be paid at the end of each month. In the event that Executive dies during the Payment Period, beneficiaries designated by Executive pursuant to Section 3(d) hereof shall receive the amount due hereunder.

     (b) Change of Control Benefit Payments. Subject to the provisions of Section 4 hereof, and in addition to any benefits payable under Section 4(c) of this Agreement, in the event that Executive's employment is terminated without Cause after a Change of Control in the Company, the Company agrees to pay Executive Change of Control Benefits in the amount and in accordance with the payment schedule set out in Schedule B attached hereto. Said payments shall commence on the later of the last day of the calendar month immediately following the calendar month (i) in which Executive attains the age of 60 years, or (ii) in which termination under this Section 3(b) occurs. Change of Control Benefits shall be paid at the end of each month thereafter and shall end with the expiration of the Payment Period. In the event that Executive dies during the Payment Period, beneficiaries designated by Executive pursuant to Section 3(d) hereof shall receive the amount due hereunder. In the event that Executive dies after termination under this Section 3(b) and prior to the commencement of the Payment Period, Executive's benefits shall be limited to those Death Benefits specified in Section 3(c) hereof and Schedule C attached hereto.

     (c)  Death Benefit Payments.  Subject to the provisions of
Section 4 hereof, in the event of Executive's death prior to Retirement or prior to the commencement of the Payment Period set forth in Sections 3(a) or 4(c) hereof, the Company agrees to pay beneficiaries designated by Executive pursuant to Section 3(c) hereof Death Benefits in the amount and in accordance with the payment schedule set out in Schedule C attached hereto, said payments to commence on the last day of the calendar month following Executive's death and end with the expiration of the Payment Period. Death Benefits shall be paid at the end of each month.

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               (d)  Designation of Beneficiary.  Executive may designate one or more beneficiaries to receive payments payable hereunder after his death by filing with the Company a beneficiary designation on a form approved by the Company, bearing the name(s), address(es) and relationship of the beneficiary(ies), which beneficiary designation form shall be acknowledged by Executive before a Notary
Public or other officer authorized to administer oaths and shall be in such other form and shall contain such other related information as shall be satisfactory to the Company. The beneficiary(ies) may be changed by Executive at any time by filing a new beneficiary designation form with the Company, said new beneficiary designation form to comply with the provisions of this Section 3(d). If
Executive shall not be survived by any one of the beneficiaries designated in accordance with the provisions herein set forth, or if Executive has not designated a beneficiary as provided in this
Section 3(d), then upon Executive's death, any and all amounts that would have been payable to Executive's beneficiary(ies) shall be paid to Executive's estate. If Executive shall be survived by any one of the beneficiary(ies) designated as provided herein and such beneficiary(ies) shall die prior to receiving all amounts payable hereunder to such deceased beneficiary(ies) if such beneficia-ry(ies) had lived, then all remaining amounts shall be paid to the estate of such deceased beneficiary(ies). In any case where payments hereunder are to be made to an estate (either the estate of Executive or the estate of a deceased beneficiary), the Company in its sole discretion may make all remaining payments due said estate in one (1) lump sum payment without discount.

     4.  Restrictions, Termination and Forfeiture.

     (a) Restrictions. Except in the event that Executive's employment with the Company is involuntarily terminated without Cause, Executive agrees that so long as he is entitled to receive any payment pursuant to this Agreement, he will not:

          (i) become an employee, officer, director, agent or consultant of a corporation; or

         (ii) become an employee, agent, consultant, or member of a business, firm or partnership; or

        (iii) own directly or indirectly, a proprietary interest in a business, firm or partnership; or

         (iv)  own directly or indirectly any stock in a corporation,

that conducts a business competing with that of the Company or any of its affiliates or subsidiaries, in any area in which the Company, its affiliates or subsidiaries, does business; provided, however, that Executive may own not in excess of five percent (5%) of the total outstanding stock in any such competing corporation that is actively traded in the over-the-counter market or is listed and traded on a national securities exchange.

     (b) Termination and Forfeiture of Payments. All payments under this Agreement shall immediately and forever terminate and the right to receive said payments shall be forever forfeited if:

          (i) Executive voluntarily terminates his employment with the Company before reaching sixty years of age without the approval of the Board of Directors; or

         (ii) Executive is involuntarily terminated by the Compa-ny for Cause prior to Retirement: or

        (iii) After Executive's Retirement or termination, this Agreement is terminated by the Company as a result of Executive's having committed an act of embezzle-ment or larceny of money or other property from the Company that would constitute a felony; or

         (iv) Executive materially and willfully breaches any provision of this Agreement.

     (c) Termination Without Cause. Except for termination pursuant to Section 3(b) hereof, in the event Executive's employ-ment with the Company is involuntarily terminated by the Company without Cause after Executive has reached fifty years of age and prior to his Retirement, Executive shall receive payments in the amount and in accordance with the payment schedule set out in Schedule D attached hereto, said payments to commence on the later of the last day of the calendar month immediately following the calendar month (i) in which Executive attains 60 years of age, or
(ii) in which termination under this Section 4(c) occurs. For purposes of this Section 4(c), termination due to disability shall be deemed termination without Cause. Payments shall be made at the end of each month thereafter and shall end with the expiration of the Payment Period. In the event that Executive dies during the Payment Period, beneficiaries designated by Executive pursuant to
Section 3(d) hereof shall receive the amount due hereunder. In the event that Executive dies after termination under this Section 4(c) and prior to the commencement of the Payment Period, Executive's benefits shall be limited to those Death Benefits specified in
Section 3(b) hereof and Schedule B attached hereto.

     (d) Approved Voluntary Termination. In the event Executive voluntarily terminates his employment with the Company after reaching 50 years of age but prior to reaching 60 years of age, and said termination is expressly approved by the Board of Directors ("Approved Voluntary Termination"), Executive shall receive payments in the amount and in accordance with the payment schedule set out in Schedule E attached hereto; provided that Executive shall give the Company 180 days written notice of said termination.

Payments shall commence on the last day of the calendar month in which Executive attains 60 years of age, shall be made at the end of each month thereafter and shall end with the expiration of the Payment Period. In the event that Executive dies after his Approved Voluntary Termination and prior to the expiration of the Payment Period, beneficiaries designated by Executive pursuant to
Section 3(d) hereof shall receive the amount due under this Section 4(d). Payments under this Section 4(d) shall be in lieu of any and all other payments to which Executive may otherwise have been entitled under this Agreement.

     (e) Determination of Forfeiture. Any determination that Executive has breached this Agreement or otherwise forfeited the right to further payments under this Agreement must be made by the Board of Directors of the Company acting in good faith and must be based on and supported by clear and convincing evidence.


     5.  Participation in Other Employee Benefits.

     Nothing contained in this Agreement shall affect the right of Executive to participate or continue to participate in the Oakwood Employee Stock Ownership, Profit-Sharing and Savings Plan in accordance with its terms, the Company's group life insurance plan or any other employee or executive benefit plan or arrangement of the Company; nor shall anything in this Agreement affect Executive's eligibility to participate in any bonus, profit sharing, pension, insurance, incentive or other supplemental or special compensation plan or arrangement that may be adopted or established by the Company after the execution of this Agreement. Nothing in this Agreement shall affect the Company's right and discretion to decide whether the Executive shall participate in any such other plans or arrangements, whether now in effect or hereafter adopted.

     6.  Funding.

     (a) The Company's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Company shall not be obligated to fund its obligations under this Agreement, but may at its sole and exclusive option informally fund this Agreement in whole or in part. If the Company shall determine to informally fund this Agreement, the manner of such funding, and the continu-ance or discontinuance thereof, shall be the sole and exclusive decision of the Company. If such funding shall be accomplished by procuring, as owner, life insurance for its own benefit on the life of Executive, the form of such insurance and the amounts shall be the sole and exclusive decision of the Company. Executive hereby agrees to submit to medical examinations, supply such information, and execute such documents as may be required by the companies to whom the Company may have applied for such insurance.

               (b) The rights of Executive, any designated beneficiary of Executive or any other person claiming through Executive under this Agreement shall be solely those of an unsecured general creditor of the Company. Such persons shall have only the right to receive from the Company those payments as specified under this Agreement. Executive agrees that he, his designated beneficiary or any other person claiming through him shall have no rights or interest in any asset of the Company, including any insurance policies or contracts that the Company may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Company in connection with the liabilities that it has assumed under this Agreement shall not be deemed to be held under trust for the benefit of Executive or those persons claiming through Executive, nor shall it be considered security for the performance of the obligations of the Company.

     7.  Assignment of this Agreement or Benefits Hereunder.

     (a) Assignment by Company. The benefits hereunder with respect to the rights of the Company to the services and advice of Executive may be assigned by the Company to any other corporation acquiring all or substantially all of the assets of the Company or to any other corporation into or with which the Company may be merged or consolidated. The rights of the Company under this Agreement, as well as the obligations and liabilities of the Company hereunder, shall inure to and be binding upon any succes-sors in interest or transferee of the business or assets of the Company.

     (b) Assignment by Executive. Neither Executive, any designated beneficiary, his heirs, his estate, his administrators, or other personal representative, nor any other person claiming by, through or under him shall have any right to commute, encumber, mortgage, hypothecate, pledge, assign, give or dispose of the rights to receive any payment or payments hereunder, all of which payments and the right thereto are expressly declared to be nonassignable.

     8. No Right to Continued Employment. This Agreement shall not confer upon Executive any right with respect to the continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Executive's employment at any time, including termination due to disability.

     9.   Notices.

     For the purposes of this Agreement, notice and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:               __________________________

                                    __________________________

                                    __________________________


     If to Company:                  Oakwood Homes Corporation
                                     Post Office Box 7386
                                     Greensboro, North Carolina 27417
                                     Attention:  Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10.  Effect and Construction of This Agreement.

     Subject to Section 5 hereof, this Agreement represents the entire understanding and agreement between the Company and Executive with regard to the subject matter contained herein and supersedes any and all prior or contemporaneous oral or written agreements or understandings with respect to the subject matter herein.

     11.  Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of North Carolina.

     12.  Miscellaneous.

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any prior or subsequent breach. No agreements or representations, oral or otherwise, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     13.  Severability.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.  Execution.

     This Agreement is hereby executed in duplicate originals, one of which is being retained by each of the parties hereto.

               15. Arbitration; Fees. (a) Any disputes between the Company and the Executive concerning this Agreement will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a panel of three arbitra-tors, one selected by the Executive, one selected by the Company and the other selected by the two so chosen. Judgment upon the arbitration award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the Company.

                              (b)In the event that the Executive receives
     an arbitration award pursuant to subsection (a) above, the Company shall, within thirty (30) days after the presentation of proper receipts or invoices therefor, reimburse the Executive the reasonable fees and disburse-ments of counsel incurred in connection with such arbitration or the collection of any amounts awarded the Executive pursuant thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                             OAKWOOD HOMES CORPORATION



                             By:_________________________________
                                Nicholas J. St. George, President
[CORPORATE SEAL]

ATTEST:


_____________________________
Secretary

                                 ________________________[Seal]
                                 ________________________


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